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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of HomeCom Communications, Inc. of our report, which includes an explanatory paragraph relating to the uncertainty of the Company's ability to continue as a going concern, dated March 13, 1998, on our audits of the financial statements of HomeCom Communications, Inc. We also consent to the reference to our firm under the caption "Experts."


                                   /s/ Coopers & Lybrand L.L.P.

                                   Coopers & Lybrand L.L.P.

Atlanta, Georgia
June 12, 1998